Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Joseph G. Vitale, Principal Executive Officer and Vincent J. Fazio, Principal Financial and Accounting Officer of Seneca Bancorp, Inc. (the “Company”) each certifies in his capacity as an officer of the Company that he has reviewed the Annual Report on Form 10-K for the year ended December 31, 2025 (the “Report”) and that to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 30, 2026	/s/ Joseph G. Vitale
Joseph G. Vitale
President, Chief Executive Officer and Director (Principal Executive Officer)

Dated: March 30, 2026	/s/ Vincent J. Fazio
Vincent J. Fazio
Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.